EXECUTION VERSION

Amendment No. 3

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 3 To Transfer Agency And Shareholder Services Agreement, dated as of January 23, 2023 (“Amendment Effective Date”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each of the Impax Funds Series Trust I and Impax Funds Series Trust III (each an “Investment Company”) on its own behalf and on behalf of each Portfolio of the Investment Company contained on Schedule B, separately and not jointly. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Current Agreement (as defined below).

Background

BNYM and each Investment Company previously entered into the Transfer Agency And Shareholder Services Agreement, made as of August 26, 2017, and Amendment No. 1 To Transfer Agency And Shareholder Services Agreement, dated as of June 11, 2018, and Amendment No. 2 To Transfer Agency And Shareholder Services Agreement, dated as of August 8, 2020 (collectively “Current Agreement”). The parties wish to amend the Current Agreement as set forth in this Amendment No. 3.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.       Modifications to Current Agreement. The Current Agreement is hereby amended as follows:

(a)	Section 13(a) is amended to read as follows: This Agreement shall be effective on the Effective Date and continue, unless validly terminated pursuant to this Section 13 prior thereto, until September 1, 2027 (the “Initial Term”).

(b)	Schedule B is deleted and replaced in its entirety with the Schedule B attached to Amendment No. 3 to Transfer Agency And Shareholder Services Agreement, dated as of January 23, 2023, between BNYM and each Investment Company.

2.       Remainder of Current Agreement. Except as specifically modified by this Amendment No. 3, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.       Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment No. 3.

4.       Entire Agreement. This Amendment No. 3 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.       Signatures; Counterparts. The parties expressly agree that this Amendment No. 3 may be executed in one more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment No. 3, by a manual signature on a copy of Amendment No. 3 transmitted by facsimile transmission, by a manual signature on a copy of Amendment No. 3 transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment No. 3 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 3 or of executed signature pages to this Amendment No. 3 in either case by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery of this Amendment No. 3 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 3.

EXECUTION VERSION

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 3 To Transfer Agency And Services Agreement to be executed as of the Amendment Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 3 by Electronic Signature, affirms authorization to execute this Amendment No. 3 by Electronic Signature and that the Electronic Signature represents an intent to enter in o this Amendment No. 3 and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Michelle Ross

Name:	Michelle Ross

Title:	Director

Impax Funds Series Trust I (formerly, Pax World Funds Series Trust I)
On behalf of the Investment Company and each Fund, each in its individual and separate capacity

By:	/s/ Joseph F. Keefe

Name:	Joseph F. Keefe

Title:	President

Impax Funds Series Trust III (formerly, Pax World Funds Series Trust III)
On behalf of the Investment Company and each Fund, each in its individual and separate capacity

By:	/s/ Joseph F. Keefe

Name:	Joseph F. Keefe

Title:	President

EXECUTION VERSION

SCHEDULE B

(Dated: January 23, 2023)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement dated as of August 26, 2017 between BNY Mellon Investment Servicing (US) Inc. and each of the Impax Funds Series Trust I and Impax Funds Series Trust III, on its own behalf and on behalf of the following Portfolios.

Portfolios

Impax Funds Series Trust I	(formerly, Pax World Funds Series Trust I)
Impax Core Bond Fund	(formerly, Pax Core Bond Fund)
Impax Global Environmental Markets Fund	(formerly, Pax Global Environmental Markets Fund)
Impax Global Opportunities Fund	(formerly, Pax Global Opportunities Fund)
Impax Global Sustainable Infrastructure Fund	(formerly, Pax Global Sustainable Infrastructure Fund and prior, Pax ESG Beta Dividend Fund)
Impax High Yield Bond Fund	(formerly, Pax High Yield Bond Fund)
Impax International Sustainable Economy Fund	(formerly Pax International Sustainable Economy Fund and prior, Pax MSCI EAFE ESG Leaders Index Fund)
Impax Large Cap Fund	(formerly, Pax Large Cap Fund)
Impax Small Cap Fund	(formerly, Pax Small Cap Fund)
Impax Sustainable Allocation Fund	(formerly, Pax Sustainable Allocation Fund and prior, Pax Balanced Fund)
Impax U.S. Sustainable Economy Fund	(formerly, Pax U.S. Sustainable Economy Fund and prior, Pax ESG Beta Quality Fund)
Impax Funds Series Trust III	(formerly, Pax World Funds Series Trust III)
Impax Ellevate Global Women’s Leadership Fund	(formerly, Pax Ellevate Global Women’s Leadership Fund and prior, Pax Ellevate Global Women’s Index Fund)